EXHIBIT 99.1

Alta Mesa Announces Third Quarter 2018 Financial and Operational Results

HOUSTON, Nov. 13, 2018 (GLOBE NEWSWIRE) -- Alta Mesa Resources, Inc., (NASDAQ: AMR, “Alta Mesa Resources”, “AMR” or the “Company”) today announced third quarter 2018 unaudited consolidated financial results and certain financial and operational results for its subsidiaries, Alta Mesa Holdings, LP (“Alta Mesa Upstream” or “AMH”) and Kingfisher Midstream, LLC (“Kingfisher Midstream” or “KFM”). A conference call to discuss these results is scheduled for today at 4 p.m. Central time (888-347-8149).

Highlights:

  Q3-18 net production of approximately 33,400 BOE per day (50% oil, 72% liquids), up over 30% from Q2-18, September average was approximately 36,800 BOE per day
  Oil volumes for Q3-18 were approximately 16,700 Bbls per day, up over 35% from Q2-18
  Production guidance for full-year 2018 reaffirmed at 29,000 to 31,000 BOE per day, 2018 exit rate guidance reaffirmed at 38,000 to 40,000 BOE per day
  Kingfisher Midstream Q3-18 system gas volumes of 116 MMcf per day, up over 20% from Q2-18
  Kingfisher Midstream EBITDA guidance for Q4-18 of $14 to $16 million
  Alta Mesa Resources completed the transfer of the produced water business from Alta Mesa Upstream to Kingfisher Midstream, effective Oct 1, 2018
  Alta Mesa Resources repurchased and retired approximately 3.1 million of its Class A common shares under its stock buy-back program at a weighted average price of $4.76 per share

Hal Chappelle, Alta Mesa Resources’ President and Chief Executive Officer, stated, “We have continued to execute at a high level of excellence in the field, bringing over 50 wells on production this quarter while controlling capital costs.  With over 20 new multi-well patterns being brought onto production in 2018, we have significantly expanded our understanding of the optimal development strategies for our asset base.  We are leveraging this expanded understanding to continue to refine our development plans for 2019 and beyond with a focus on maximizing capital efficiency and shareholder returns.”

Third Quarter 2018 Financial Summary

Net income, attributable to Alta Mesa Resources’ stockholders, during the third quarter of 2018 was $7.1 million or $0.04 per basic and diluted share.  Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs and other items ("Adjusted EBITDAX") was $83.8 million for the third quarter of 2018. Alta Mesa Upstream had a net income during the third quarter 2018 of $17.8 million, and Adjusted EBITDAX of $73.4 million. Kingfisher Midstream had a net income during the third quarter of $2.1 million, and adjusted earnings before interest, income taxes, depreciation, depletion and amortization and other items ("Adjusted EBITDA") of $10.9 million. For the third quarter of 2018, the produced water business remains in the Alta Mesa Upstream results. Adjusted EBITDAX and Adjusted EBITDA are non-GAAP financial measures and are described in the attached table under “Non-GAAP Financial Information and Reconciliation.”

Alta Mesa Upstream Operational Results

Total production for the third quarter of 2018 was 3,077 MBOE, an average of 33,400 BOE per day, up over 30% from the second quarter of 2018. September 2018 average production was 36,800 BOE per day which is up by more than 80% from the 2017 exit rate. Alta Mesa Upstream is reaffirming its previously published full year 2018 production guidance of 29,000 to 31,000 BOE per day and reaffirms its expected 2018 production exit rate of 38,000 to 40,000 BOE per day.

In the third quarter, Alta Mesa Upstream had eight rigs and four frac crews working to complete the drilling of 46 wells and bring 53 wells onto production.  Two of the wells brought on production were funded under the joint development agreement with BCE-STACK Development LLC. In 2018, through the end of the third quarter, Alta Mesa Upstream has drilled 128 horizontal wells in the STACK.

Kingfisher Midstream and Produced Water Business Update

Kingfisher Midstream’s system gas volumes for the third quarter of 2018 were 10.7 BCF, an average of 116 MMcf per day, up over 20% from the second quarter of 2018. September 2018 system gas volumes averaged 123 MMcf per day compared to 82 MMcf per day at the time of the business combination in early February 2018.

Alta Mesa Resources has completed the transfer of the produced water business from Alta Mesa Upstream to Kingfisher Midstream for a value of approximately $90 million, subject to closing adjustments and will be funded under the Kingfisher Midstream revolving credit facility. The transaction closed November 9, 2018 with an effective date of October 1, 2018.  Produced water volumes for the third quarter 2018 averaged approximately 75,000 barrels of water per day. This purpose-built and expanding system currently consists of over 200 miles of permanently installed gathering pipeline and 20 produced water disposal wells. Concurrently, Alta Mesa Upstream entered a new 15-year produced water gathering and disposal agreement with Kingfisher Midstream that includes all current and future Alta Mesa Upstream acreage in select counties including Kingfisher and Major county.

Craig Collins, Chief Operating Officer of Kingfisher Midstream, stated, “We are excited to mark a strategic milestone for Kingfisher Midstream by having recently completed the transfer of the produced water business from Alta Mesa Upstream. The produced water business further supports our efforts to provide differentiated services at competitive rates that will establish long term, multi-stream, fee-based growth for our midstream business.” Collins added, "Continuing to execute on growing volumes in all three product lines, gas, oil and produced water, is a key focus as we exit 2018 and begin 2019.”

Updated 2018 Guidance for Kingfisher Midstream

Kingfisher Midstream issued EBITDA guidance of $14 to $16 million for Q4-2018 and updated full year 2018 EBITDA guidance to $36 to $38 million. These amounts include revenue generated in Q4-2018 from the newly transferred produced water business as if the business was owned on October 1, 2018. This implies annualized Q4-2018 Kingfisher Midstream EBITDA of $56 to $64 million.

	Q4-2018 Guidance	Updated Full Year 2018 Guidance

Average Rig Count
Alta Mesa Upstream	~9	~8
Third Parties	≤ 3	≤ 4
Average Gas Volumes (MMcf/d)
Alta Mesa Upstream	90 – 100	80 – 85
Third Parties	15 – 25	15 - 25
Average Crude Oil Volumes (Bbls/d)	6,500 – 7,500	~5,000
Average Water Volumes (Bbls/d)[1]	80,000 – 90,000	80,000 – 90,000

Plant Operating Expenses($/MMbtu)	$0.25 - $0.30	$0.25 - $0.30
Gathering & Processing Expense ($mm)	~$3	~$11
Water Operating Expense ($/Bbl)	~$0.30	~$0.30
G&A Expense ($mm)	~$4.5	~$14
One-Time Expenses Addback[2]	-	($2)
Adjusted EBITDA ($mm)[3]	$14 - $16	$36 - $38
Capex ($mm)[4]	$45 - $55	$80 - $90

            Note: Full-year 2018 represents the period from Feb 9, 2018 to Dec 31, 2018

  Water volumes shown for Full Year 2018 Average are the Average for Q4-2018
  One-time expense addback includes transition services agreement payments made in Q1 and Q2
  Adjusted EBITDA includes full Q4 2018 EBITDA from produced water business, as if business was owned on Oct 1, 2018
  Capex does not include the $90 million purchase price for produced water. Capex excludes FY 2018 funding for Cimarron Express of $16 million that is accounted as an equity investment

Share Repurchase Program Update

The Company repurchased and retired approximately 3.1 million shares of Class A common stock at a weighted average price of $4.76 per share under the previously announced $50 million share repurchase program. Repurchases are done at the company’s discretion in accordance with applicable securities laws from time to time in open market or private transactions.

Management Update

The Company today announced that Michael A. McCabe, Alta Mesa Vice President, Chief Financial Officer and Assistant Secretary is retiring from the Company.  To help ensure an orderly transition, Mr. McCabe will remain with Alta Mesa while the company conducts a search to fill the Chief Financial Officer position.

Mr. McCabe joined the company twelve years ago and has served as the Chief Financial Officer during a transformational period of growth from a diversified private upstream company to a focused pure play STACK company with integrated upstream and midstream operations.  Hal Chappelle, Alta Mesa Resources’ President and Chief Executive Officer, stated, “On behalf of the entire Board, management team and Alta Mesa employees I want to thank Mike for his dedication and valuable contributions during his more than a decade at Alta Mesa. Mike has played a significant role in the evolution of the Company and its preparation for becoming public via the business combination earlier this year. I am deeply appreciative that Mike will remain with the Company to help facilitate a smooth leadership transition and wish him all the best in his retirement.”

“It has been a privilege to work alongside the talented and dedicated Alta Mesa team,” said McCabe. “I am proud of the team we have built and the asset base we have assembled.  The team and assets are well positioned to deliver capital efficient growth for years to come.  I am committed to working with Hal and the full management team to ensure a smooth transition.”

Conference Call Information

Alta Mesa Resources invites you to listen to its conference call which will discuss its financial and operational results at 4:00 p.m., Central time, on Tuesday, November 13, 2018. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time. A webcast of the call and any related materials will be available on Alta Mesa Resources’ website at http://altamesaresources.irpass.com/. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID #10125708.

Alta Mesa Resources, Inc., is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil, gas and produced water gathering, processing and marketing to producers in the STACK play. Alta Mesa Resources, Inc. is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa Resources’ strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa Resources’: business strategy; financial strategy; future oil and natural gas prices; timing and amount of future production of oil and natural gas; future drilling plans; production and financial guidance; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Information concerning these and other factors can be found in Alta Mesa Resources' filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC's web site at http://www.sec.gov. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa Resources’ actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, Alta Mesa Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net

ALTA MESA RESOURCES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except per share data)

	Successor	Predecessor	Successor	Predecessor
	Three	Three	February 9, 2018	January 1, 2018	Nine
	Months Ended	Months Ended	Through	Through	Months Ended
	Sept 30, 2018	Sept 30, 2017	Sept 30, 2018	Feb 8, 2018	Sept 30, 2017
OPERATING REVENUES AND OTHER
Oil	$107,253	$44,201	$222,822	$30,972	$133,489
Natural gas	11,959	9,583	25,149	4,276	29,816
Natural gas liquids	13,880	7,548	28,835	4,000	21,201
Product sales	22,676	—	50,650	—	—
Gathering and processing revenue	8,102	—	18,586	—	—
Other revenues	1,011	1,792	3,795	888	5,005
Total operating revenues	164,881	63,124	349,837	40,136	189,511
Gain (loss) on sale of assets and other	(18)	—	5,898	—	—
Gain on acquisition of oil and gas properties	—	5,267	—	—	5,267
Gain (loss) on derivative contracts	(11,212)	(10,468)	(63,077)	7,298	38,024
Total operating revenues and other	153,651	57,923	292,658	47,434	232,802
OPERATING EXPENSES
Lease operating expense	16,351	10,407	37,347	4,485	32,897
Marketing and transportation expense	2,847	8,314	6,041	3,725	20,486
Plant operating expense	4,507	—	8,407	—	—
Product expense	22,830	—	50,433	—	—
Gathering and processing expense	2,334	—	7,912	—	—
Production taxes	6,311	1,262	10,332	953	3,712
Workover expense	1,065	1,441	2,643	423	3,131
Exploration expense	1,029	3,649	14,067	3,633	11,888
Depreciation, depletion and amortization expense	52,877	24,159	102,227	11,784	63,247
Impairment expense	—	—	—	—	1,188
Accretion expense	226	108	489	39	234
General and administrative expense	11,902	17,445	68,915	24,352	35,474
Total operating expenses	122,279	66,785	308,813	49,394	172,257
INCOME (LOSS) FROM OPERATIONS	31,372	(8,862)	(16,155)	(1,960)	60,545
OTHER INCOME (EXPENSE)
Interest expense	(12,348)	(13,545)	(29,571)	(5,511)	(38,165)
Interest income and other	357	244	1,727	172	792
Total other income (expense), net	(11,991)	(13,301)	(27,844)	(5,339)	(37,373)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19,381	(22,163)	(43,999)	(7,299)	23,172
Income tax provision (benefit)	1,626	—	(5,865)	—	285
INCOME (LOSS) FROM CONTINUING OPERATIONS	17,755	(22,163)	(38,134)	(7,299)	22,887
Loss from discontinued operations, net of tax	—	(2,041)	—	(7,593)	(37,490)
NET INCOME (LOSS)	17,755	(24,204)	(38,134)	(14,892)	(14,603)
Net income (loss) attributable to non-controlling interest	10,620	—	(25,590)	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO ALTA MESA RESOURCES, INC. STOCKHOLDERS	$7,135	$(24,204)	$(12,544)	$(14,892)	$(14,603)

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO ALTA MESA RESOURCES INC. STOCKHOLDERS:
Basic	$0.04		$(0.07)
Diluted	$0.04		$(0.08)

ALTA MESA RESOURCES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except shares and per share data)

	Successor	Predecessor
	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,185	$3,660
Restricted cash	872	1,269
Accounts receivable, net	122,828	76,161
Other receivables	250	1,388
Receivables due from related party	15,395	790
Note receivable due from related party	1,642	—
Prepaid expenses and other current assets	3,883	2,932
Current assets — discontinued operations	—	5,195
Derivative financial instruments	—	216
Total current assets	177,055	91,611
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	2,697,757	894,630
Other property, plant and equipment, net	401,424	32,140
Total property, plant and equipment, net	3,099,181	926,770
OTHER ASSETS
Equity method investment	9,338	—
Deferred financing costs, net	3,377	1,787
Notes receivable due from related party	11,492	12,369
Goodwill	699,898	—
Intangible assets, net	403,552	—
Deposits and other long-term assets	89	9,067
Non-current assets — discontinued operations	—	43,785
Deferred tax asset	9,077	—
Derivative financial instruments	—	8
Total other assets	1,136,823	67,016
TOTAL ASSETS	$4,413,059	$1,085,397

	Successor	Predecessor
	September 30, 2018	December 31, 2017
LIABILITIES, PARTNERS’ CAPITAL AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$240,431	$170,489
Accounts payable — affiliate	—	5,476
Advances from non-operators	9,233	5,502
Advances from related party	16,917	23,390
Asset retirement obligations	1,300	69
Current liabilities — discontinued operations	—	15,419
Derivative financial instruments	34,396	19,303
Total current liabilities	302,277	239,648
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	9,169	10,400
Long-term debt, net	676,354	607,440
Noncurrent liabilities — discontinued operations	—	66,862
Derivative financial instruments	7,078	1,114
Deferred tax liability	4,893	—
Other long-term liabilities	5	5,488
Total long-term liabilities	697,499	691,304
TOTAL LIABILITIES	999,776	930,952
PREFERRED STOCK, $0.0001 par value
Class A: 1,000,000 shares authorized; 3 shares issued and outstanding	—	—
Class B: 1,000,000 shares authorized; 1 share issued and outstanding	—	—
Commitments and Contingencies
PARTNERS’ CAPITAL	—	154,445
STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value
Class A: 1,200,000,000 shares authorized; 175,957,183 shares issued and outstanding	18	—
Class C: 280,000,000 shares authorized; 204,921,888 shares issued and outstanding	20	—
Additional paid in capital	1,472,570	—
Accumulated deficit	(20,658)	—
Total stockholders’ equity/partners’ capital	1,451,950	154,445
Noncontrolling interest	1,961,333	—
Total equity	3,413,283	154,445
TOTAL LIABILITIES, PARTNERS’ CAPITAL AND STOCKHOLDERS’ EQUITY	$4,413,059	$1,085,397

ALTA MESA RESOURCES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)

	Successor	Predecessor
	Feb 9, 2018 Through Sept 30, 2018	Jan 1, 2018 Through Feb 8, 2018	Nine Months Ended Sept 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,134)	$(14,892)	$(14,603)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization expense	102,227	12,414	80,082
Impairment expense	—	5,560	29,206
Accretion expense	489	140	1,447
Amortization of deferred financing costs	339	171	2,205
Amortization of debt premium	(3,281)	—	—
Equity-based compensation expense	8,333	—	—
Dry hole expense	—	(45)	2,447
Expired leases	10,658	1,250	8,394
(Gain) loss on derivative contracts	63,077	(7,298)	(38,024)
Cash settlements of derivative contracts	(32,836)	(1,661)	1,775
Premium paid on derivative contracts	—	—	(520)
Interest converted into debt	—	103	904
Interest added to notes receivable due from related party	(680)	(85)	(619)
Deferred tax benefit	(5,082)	—	—
Loss on sale of assets and other	81	1,923	—
Gain on acquisition of oil and gas properties	—	—	(6,893)
Impact on cash from changes in assets and liabilities:
Accounts receivable	(16,225)	(20,895)	(33,649)
Other receivables	972	(9,887)	7,382
Receivables due from related party	(14,488)	(117)	169
Prepaid expenses and other non-current assets	8,366	9,970	(9,938)
Advances from related party	(30,589)	24,116	5,266
Settlement of asset retirement obligation	(1,249)	(63)	(6,083)
Accounts payable, accrued liabilities, and other liabilities	(49,472)	25,815	27,308
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,506	26,519	56,256
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property, plant and equipment	(523,645)	(38,096)	(244,308)
Acquisitions, net of cash acquired	(791,819)	—	(55,236)
Proceeds withdrawn from Trust Account	1,042,742	—	—
Investment in equity affiliate and other, net	(9,326)	—	(1,515)
NET CASH USED IN INVESTING ACTIVITIES	(282,048)	(38,096)	(301,059)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	162,500	60,000	286,065
Repayments of long-term debt	(193,565)	(43,000)	(251,622)
Additions to deferred financing costs	(3,716)	—	(220)
Purchase and retirement of Class A common shares	(14,750)	—	—
Capital distributions	—	(68)	—
Capital contributions	—	—	207,875
Proceeds from issuance of Class A shares	400,000	—	—
Repayment of sponsor note	(2,000)	—	—
Repayment of deferred underwriting compensation	(36,225)	—	—
Redemption of Class A common shares	(33)	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	312,211	16,932	242,098
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	32,669	5,355	(2,705)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	388	4,990	7,618
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$33,057	$10,345	$4,913

*Non-GAAP Financial Information and Reconciliation

Adjusted EBITDAX and Adjusted EBITDA are non-GAAP financial measures for AMR, AMH and Kingfisher Midstream, respectively, and are used by management and external users of our consolidated financial statements.  We define Adjusted EBITDA as net income (loss) before interest expense, depreciation and amortization, accretion of asset retirement obligations, tax expense, the non-cash gain (loss) on sale of assets, the non-cash portion of gain (loss) on oil, natural gas and natural gas liquids derivative contracts, and other items. We define Adjusted EBITDAX as net income (loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, the non-cash gain (loss) on sale of assets, the non-cash portion of gain (loss) on oil, natural gas and natural gas liquids derivative contracts, and other items. The Company’s management believes Adjusted EBITDAX and Adjusted EBITDA are useful because it allows external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure and because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures. Adjusted EBITDAX and Adjusted EBITDA are not measurements of AMR, AMH and/or Kingfisher Midstream’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of AMR’s and AMH’s profitability or liquidity. Adjusted EBITDAX and Adjusted EBITDA have significant limitations, including that they do not reflect AMR’s, AMH’s and/or Kingfisher Midstream’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, the presentation of Adjusted EBITDAX and Adjusted EBITDA used herein may not be comparable to similarly titled measures in other companies’ reports, limiting its usefulness as a comparative measure. The following tables set forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands):

EBITDA & EBITDAX Calculation	Successor Three Months Ended Sep 30, 2018			Successor Feb 9 - Sep 30, 2018
(Non-GAAP Measure)	AMR	AMH	KFM	AMR	AMH	KFM

Net income (loss)	$7,135	$17,844	$2,066	$(12,544)	$(39,204)	$(2,847)
Net income (loss) attributable to noncontrolling interest	10,620	-	-	(25,590)	-	-
Taxes	1,626	-	-	(5,865)	7	-
Interest	12,348	11,008	1,340	29,571	26,565	3,006
Loss on sale of assets and other	18	18	-	81	81	-
Loss on derivative contracts	11,212	11,212	-	63,077	63,077	-
Settlements of derivative contracts	(13,867)	(13,867)	-	(32,836)	(32,836)	-
Depreciation, depletion & amortization expense	52,877	45,623	7,254	102,227	83,068	19,159
Accretion expense	226	226	-	489	489	-
Stock compensation expense	604	325	277	8,333	6,714	784
EBITDA	82,799	72,389	10,937	126,943	107,961	20,102
Exploration expense	1,029	1,029	-	14,067	14,067	-
EBITDAX	83,828	73,418	10,937	141,010	122,028	20,102
Non-recurring business combination expense	-	-	-	25,734	25,734	-
Adjusted EBITDAX	$83,828	$73,418	$10,937	$166,744	$147,762	$20,102

*Successor Company and Period:

The financial statements and certain footnote presentations separate the Company’s presentations into two distinct periods, the period before the consummation of the Business Combination, which is from January 1, 2018 to February 8, 2018 (“2018 Predecessor Period”) and the period after the consummation of the Business Combination, which is from February 9, 2018 to September 30, 2018 (“Successor Period”), to indicate the application of the different basis of accounting between the periods presented.  The three months ended September 30, 2017 is referred to as the “2017 Predecessor Period”.  Alta Mesa Upstream is the “Predecessor” for periods prior to the Business Combination, which do not include the consolidation of the Company and Kingfisher Midstream.  For the periods after the Business Combination, Alta Mesa Resources, including the consolidation of Alta Mesa Upstream and Kingfisher Midstream, is the “Successor”.